Exhibit 5.1


R.N. MERCHANT & CO.
LEGAL CONSULTANTS                            184/198, Dr. M. G. Mahimtura Marg,
                                             Somji Bldg. Shop No. IS-A.
                                             Mezzanine Floor,
                                             Mumbal 400004
                                             Maharastra
                                             India. Phone (91.22) 3825081
                                             Email: mmerchant@yahoo.com
                                             Fax no. 3826999

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January 22, 2002

New York Stock Exchange, Inc.
11 Wall Street
New York, New York 10005

Ladies and Gentlemen:

         In connection with the listing on the New York Stock Exchange of 4,300,000 additional American depositary shares evidencing 8,600,000 equity shares, par value Rs. 10 each (the "Additional Equity Shares"), of Silverline Technologies Limited, a public limited company incorporated under the laws of India (the "Corporation"), we have examined such corporate records, certificates and documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. On the basis of such examination, we advise you that in our opinion:

         (1) The Additional Equity Shares have been duly authorized by the resolutions of the Board of Directors of the Corporation adopted at its meetings held on June 14, 2001 and November 13, 2001, respectively, and by shareholder approval at the Annual Extraordinary General Meetings of Shareholders held on July 9, 2001 and December 18, 2001, respectively;

         (2) Upon issuance, the Additional Equity Shares will be legally issued, fully paid and non-assessable; and

         (3) Under the laws of India, no personal liability attaches to the holders of the Additional Equity Shares by reason only of their being registered holders thereof.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement relating to the Additional Equity Shares. We are members of the Bar of India. We express no opinion as to the laws of any jurisdiction other than those of the Republic of India.

Very truly yours,

/s/  R. N. Merchant & Co.
-------------------------
RN. Merchant & Co

R.N. MERCHANT & CO.
LEGAL CONSULTANTS                            184/198, Dr. M. G. Mahimtura Marg,
                                             Somji Bldg. Shop No. IS-A.
                                             Mezzanine Floor,
                                             Mumbal 400004
                                             Maharastra
                                             India. Phone (91.22) 3825081
                                             Email: mmerchant@yahoo.com
                                             Fax no. 3826999

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                                     OPINION

January 22, 2002

Silverline Technologies Limited
Kolshet Road, Dhokali
Thane (West), India 400607

Ladies and Gentlemen:

         In connection with the Registration Statement on Form F-3 (together with any amendments, including pre and post effective amendments and supplements thereto, the "Registration Statement") which you have filed to register under the Securities Act of 1933, your equity shares, par value Rs. 10 each (hereinafter referred to as the "Shares"), you have asked that we furnish our opinion to be filed as Exhibit 5.1 to the Registration Statement. For such purpose we have reviewed the provisions of your Memorandum of Association and Articles of Association and such other documents and such questions of law as we have deemed necessary or advisable.

         On the basis of such review, we advise you that in our opinion the Shares, when issued, will be legally issued, fully paid and non-assessable.

         The foregoing opinion is limited to the laws of India, and we express no opinion as the effect of the laws of any other jurisdiction.


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement relating to the Shares and to references to us under the heading "Validity of Securities" in the Registration Statement relating to the Shares.

         This opinion is rendered by us as Indian counsel to the Company in relation to matters governed by Indian law and speaks only as of the date hereof. This opinion is for the exclusive use of the Company and shall not be disclosed to or relied upon by anyone else without our written consent.

Yours faithfully,

/s/  R. N. Merchant & Co.
---------------------------
RN. Merchant & Co